UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2017

Motorcar Parts of America, Inc.
(Exact Name of Registrant as Specified in Its Charter)

New York	001-33861	11-2153962
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2929 California Street, Torrance, California	90503
(Address of Principal Executive Offices)	(Zip Code)

(310) 212-7910
(Registrant’s telephone number including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 18, 2017, Motorcar Parts of America, Inc. (the “Company”) amended its Revolving Credit, Term Loan and Security Agreement (as amended to date, the “Loan Agreement”) by entering into the Fifth Amendment to Loan Agreement (the “Fifth Amendment”) with PNC Bank, National Association, as agent, and the financial institutions party thereto.  The Fifth Amendment, among other things, (a) amends the definition of Permitted Acquisitions to lower the minimum EBITDA requirement for Permitted Acquisition targets and (b) amends the definition of Permitted Indebtedness to increase the basket for Capitalized Lease Obligations.

The foregoing summary of the Fifth Amendment does not purport to be complete and is qualified in its entirety by reference to the terms of the Fifth Amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 8.01.	Other Events.

On July 24, 2017, the Company announced that it acquired D&V Electronics, an Ontario, Canada-based company in a stock purchase transaction. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

d) Exhibits.

Exhibit No.	Description

10.1
Fifth Amendment to Loan Agreement, dated as of July 18, 2017, among Motorcar Parts of America, Inc., each lender from time to time party thereto and PNC Bank, National Association, as administrative agent.

99.1	Press Release dated July 24, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Motorcar Parts of America, Inc.

Date: July 24, 2017	By:	/s/ Michael M. Umansky
Michael M. Umansky Vice President and General Counsel